Exhibit 10.1

AMENDMENT NUMBER FOUR TO CREDIT AGREEMENT
This Amendment Number Four to Credit Agreement and Limited Waiver (this “Amendment”) is effective as of March 31, 2016 (the “Fourth Amendment Effective Date”), by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”) and Q2 HOLDINGS, INC., a Delaware corporation (“Parent”) and Q2 SOFTWARE, INC., a Delaware corporation (“Borrower”), on the other hand, in light of the following:
A.Parent, Borrower, Agent and Lenders are parties to that certain Credit Agreement, dated as of April 11, 2013 (as amended, restated, supplemented and otherwise modified, from time to time, the “Agreement”).

B.Borrower consummated the acquisition of SmartyPig, L.L.C., an Iowa limited liability company (“SmartyPig”), on or about November 30, 2015 (the “SmartyPig Acquisition”).

C.Centrix Solutions, Inc., a Nebraska corporation, effectuated a conversion to Centrix Solutions, LLC, a Nebraska limited liability company (the “Centrix Conversion”) on or about February 26, 2016.

D.Borrower has requested that Agent and the Lenders amend the Credit Agreement as provided for on the conditions below. Agent and the Lenders have agreed to such amendments in the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.DEFINITIONS. All initially capitalized terms used in this Amendment, including without limitation the recitals, shall have the meanings given to them in the Agreement unless specifically defined herein.

2.AMENDMENTS.

2.1    The definition of “Credit Amount” in Schedule 1.1 to the Agreement is hereby amended and restated in its entirety and replaced by the following:

“Credit Amount” means the result of (a) 0.75 times (b) TTM Recurring Revenue calculated as of the last month for which financial statements have most recently been delivered pursuant to Section 5.1 of the Agreement minus the aggregate amount of reserves, if any, established by Agent under Section 2.1(c) of the Agreement.”
2.2    The definition of “Permitted Acquisition” in Schedule 1.1 to the Agreement is hereby amended by deleting the lead in to the definition immediately before clause (a) and replacing it with the following:

“Permitted Acquisition” means the SmartyPig Acquisition and any Acquisition so long as:
2.3    Schedule 1.1 to the Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Fourth Amendment” means that certain Amendment Number Four and Limited Waiver to Credit Agreement, dated as of the Fourth Amendment Effective Date.
“Fourth Amendment Effective Date” means March 31, 2016.
“SmartyPig” has the meaning specified therefor in the Fourth Amendment.
“SmartyPig Acquisition” has the meaning specified therefor in the Fourth Amendment.
“TTM Recurring Revenue” means, as of any date of determination, Recurring Revenue of Parent determined on a consolidated basis in accordance with GAAP, for the 12 month period most recently ended.
3.LIMITED WAIVER OF EVENTS OF DEFAULT.

Subject to the fulfillment of the conditions set forth in Section 8, the Lenders hereby waive the Events of Default under Section 8.2(a) of the Credit Agreement due to noncompliance with Sections 5.11 or 6.9 of the Credit Agreement, in each case, resulting from the SmartyPig Acquisition, and noncompliance with Section 7(l) of the Guaranty and Security Agreement resulting from the Centrix Conversion without prior notice to the Lenders. The waiver of the Events of Default set forth above shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle Borrower to any other or further waiver in any similar or other circumstances. The waiver of the Events of Default set forth above shall be limited precisely as written and shall not be deemed to (a) be a waiver or modification of any other term or condition of the Credit Agreement, Guaranty and Security Agreement or any documents related thereto, or (b) prejudice any right or remedy which Lenders may now have or may have in the future (except to the extent such right or remedy is based upon the Events of Default set forth herein) under or in connection with the Credit Agreement, Guaranty and Security Agreement or any documents related thereto.

The Lender Group hereby deems the SmartyPig Acquisition to be a Permitted Acquisition, subject to the satisfaction of each of the terms set forth herein and the conditions set forth in Section 8.
4.REPRESENTATIONS AND WARRANTIES. Parent and Borrower hereby affirm to Agent, for the benefit of the Lender Group, that, giving effect to this Amendment, all of their representations and warranties set forth in the Agreement are true, complete and accurate in all material respects as of the date hereof (except those which specifically relate to an earlier date and the representations and warranties set forth in Sections 5.11 and 6.9 of the Credit Agreement with respect to the Events of Default).

5.RELEASE.

5.1    In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Parent and Borrower, on behalf of itself, and its successors, assigns and other legal representatives (Parent and Borrower and all such other persons being hereinafter referred to collectively as “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other persons being hereinafter referred to collectively as “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, an “Indemnified Claim” and collectively, “Indemnified Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Releasors may now or hereafter own, hold, have or claim to have against Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this

Amendment, for or on account of, or in relation to, or in any way in connection with any of the Agreement or any of the other Loan Documents or transactions thereunder or related thereto.

5.2    It is the intention of Parent and Borrower that this Amendment and the release set forth above shall constitute a full and final accord and satisfaction of all claims that may have or hereafter be deemed to have against Releasees as set forth herein. In furtherance of this intention, each of Parent and Borrower, on behalf of itself and each other Releasor, expressly waives any statutory or common law provision that would otherwise prevent the release set forth above from extending to claims that are not currently known or suspected to exist in any Releasor’s favor at the time of executing this Amendment and which, if known by Releasors, might have materially affected the agreement as provided for hereunder. Each of Parent and Borrower, on behalf of itself and each other Releasor, acknowledges that it is familiar with Section 1542 of California Civil Code:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Each of Parent and Borrower, on behalf of itself and each other Releasor, waives and releases any rights or benefits that they may have under Section 1542 to the full extent that they may lawfully waive such rights and benefits, and each of Parent and Borrower, on behalf of itself and each other Releasor, acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by counsel as to the significance and consequences of this waiver.
5.3    Parent and Borrower understand, acknowledge and agree that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

5.4    Parent and Borrower agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

6.COVENANT NOT TO SUE. Each of Parent and Borrower, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by Parent and Borrower pursuant to Section 5 above. If either Parent or Borrower or any of their successors, assigns or other legal representations violates the foregoing covenant, each of Parent and Borrower, for itself and each other Releasor, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

7.NO DEFAULTS. Parent and Borrower hereby affirm to the Lender Group that, giving effect to this Amendment, no Event of Default has occurred and is continuing as of the date hereof, other than the Existing Defaults.

8.CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned on delivery of the following in form and substance reasonably satisfactory to Agent:

8.1    a copy of this Amendment duly executed by Parent, Borrower, Guarantors Lenders and Agent;

8.2    true and complete copies of the SmartyPig Acquisition documentation, duly certified by an Authorized Person;

8.3    updated schedules to the Credit Agreement and the Guaranty and Security Agreement reflecting, inter alia, the SmartyPig Acquisition, duly certified by an Authorized Person;

8.4    duly executed Trademark Security Agreement and Copyright Security Agreement in respect of the SmartyPig intellectual property;

8.5    Perfection Certificate, duly certified by an Authorized Person;

8.6    duly executed Supplement Number 2 to Intercompany Subordination Agreement;

8.7    duly executed Joinder Number 2 to Guaranty and Security Agreement;

8.8    BBVA Compass Control Agreements and Controlled Account Agreements;

8.9    a certificate from the Secretary of SmartyPig (i) attesting to the resolutions of SmartyPig’s board of managers authorizing its execution, delivery, and performance of the Loan Documents to which it is a party, (ii) authorizing specific officers of SmartyPig to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of SmartyPig, and (iv) attesting to copies of SmartyPig’s Governing Documents, as amended, modified, or supplemented as of the date hereof, which Governing Documents shall be certified as of a recent date by the appropriate governmental official;

8.10    certificates of status with respect to SmartyPig, dated within 10 days of the date hereof, such certificate to be issued by the appropriate officer of the jurisdiction of organization of SmartyPig and each jurisdiction in which its failure to be duly qualified or licensed would constitute a Material Adverse Effect;

8.11    a certificate of insurance, together with the endorsements thereto, as are required by Section 5.6 of the Credit Agreement;

8.12    such supplements, certificates, instruments and additional documents as are necessary to perfect Agent’s security interest in all of SmartyPig’s assets, and to carry out fully the terms and conditions of Sections 5.10 and 5.11 of the Agreement.

9.COSTS AND EXPENSES. Borrower shall pay to Agent all of Agent’s documented out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of their counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other reasonable fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

10.COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto and satisfaction of the conditions set forth in Section 8 hereof. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

11.FURTHER ASSURANCES. Parent and Borrower shall execute and deliver all agreements, documents and instruments, in form and substance reasonably satisfactory to Agent, and take all actions as Agent may reasonably request from time to time to perfect and maintain the perfection and priority of the security interests of Agent in the Collateral and to consummate fully the transactions contemplated under this Amendment and the other Loan Documents.

12.EFFECT ON LOAN DOCUMENTS.

12.1    The Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Agent or any Lender under the Agreement or any other Loan Document. Except for the amendments to the Agreement expressly set forth herein, the Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The consents, waivers and modifications set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further or other matter under the Loan Documents and shall not be construed as an indication that any future waiver of covenants or any other provision of the Agreement will be agreed to, it being understood that the granting or denying of any waiver which may hereafter be requested by any Loan Party remains in the sole and absolute discretion of the Agent and the Lenders.

12.2    Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement, and each reference in the other Loan Documents to “the Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as modified and amended hereby.

12.3    To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Agreement as modified or amended hereby.

12.4    This Amendment is a Loan Document.

12.5    Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Amendment.

12.6    Neither this Amendment nor any uncertainty or ambiguity herein shall be construed against Agent, any member of the Lender Group, the Bank Product Providers or any Loan Party, whether under any rule of construction or otherwise. This Amendment has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

12.7    The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

12.8    Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment. Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified. Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash or immediately available funds (or, in the case of Letters of Credit or Bank Products, providing Letter of Credit Collateralization or Bank Product Collateralization, as applicable) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of this Agreement to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

12.9    All of the annexes, schedules and exhibits attached to this Amendment shall be deemed incorporated herein by reference.

13.ENTIRE AGREEMENT. This Amendment, and the terms and provisions hereof, the Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

14.REAFFIRMATION OF OBLIGATIONS. Each of Parent and Borrower hereby (a) acknowledges and reaffirms its obligations owing to Agent, the Bank Product Providers, and each other member of the Lender Group under each Loan Document to which it is a party, and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Each of Parent and Borrower hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Guaranty and Security Agreement or any other Loan Document, to Agent, on behalf and for the benefit of the Lender Group and the Bank Product Providers, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment). Each Guarantor hereby reaffirms, acknowledges, agrees and confirms that it has granted a perfected security interest in the Collateral pursuant to and in connection with the Guaranty and Security Agreement to Agent in order to secure all of its present and future Guarantied Obligations (as defined in the Guaranty and Security Agreement).

15.RATIFICATION. Each of Parent and Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Agreement and the Loan Documents effective as of the date hereof and as amended hereby. All Obligations (including the Guarantied Obligations, as applicable) owing by each of Parent and Borrower are unconditionally owing by Parent and Borrower, as applicable, to Agent and the Lenders, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever.

16.SEVERABILITY. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

17.GUARANTORS. Each of the undersigned Guarantors hereby reaffirms and agrees that: (a) the Guaranty and Security Agreement and the Loan Documents to which it is a party shall remain in full force and effect (including, without limitation, any security interests granted therein) after this Amendment is consummated as if consummated contemporaneously therewith; (b) nothing in the Loan Documents to which it is a party obligates Agent or the Lenders to notify the undersigned of any changes in the financial accommodations made available to the Loan Parties or to seek reaffirmations of the Loan Documents; and (c) no requirement to so notify either the undersigned or to seek the undersigned’s reaffirmations in the future shall be implied by this Section 17.

18.NO WAIVER. Except as set forth in Section 3 of this Amendment, the execution of this Amendment and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Loan Document, whether or not known to Agent or any of the Lenders and whether or not existing as of the date hereof.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

PARENT:	Q2 HOLDINGS, INC., a Delaware corporation By: /s/ Jennifer Harris Name: Jennifer Harris Title: Chief Financial Officer

BORROWER:	Q2 SOFTWARE, INC., a Delaware corporation By: /s/ Jennifer Harris Name: Jennifer Harris Title: Chief Financial Officer

GUARANTORS:	CENTRIX SOLUTIONS, LLC, a Nebraska limited liability company By: /s/ Jennifer Harris Name: Jennifer Harris Title: Chief Financial Officer
SMARTYPIG, L.L.C., an Iowa limited liability company By: /s/ Jennifer Harris Name: Jennifer Harris Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender By: /s/ Nichol Shuart Name: Nichol Shuart Title: Director